Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-47539) of CompX International Inc. of our report dated March 3, 2010 relating to the financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Dallas, Texas
March 3, 2010